UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Pieris Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pieris Pharmaceuticals, Inc.

255 State Street, 9th Floor

Boston, Massachusetts 02109

May 31, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 annual meeting of stockholders of Pieris Pharmaceuticals, Inc. to be held at 9:00 a.m. EST on Tuesday, June 28, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at 666 Third Avenue, New York, NY 10017, 32nd floor.

Details regarding the meeting, the business to be conducted at the meeting, and information about Pieris Pharmaceuticals, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two people will be elected to our Board of Directors. In addition, we will ask stockholders to approve our 2016 Employee, Director and Consultant Equity Incentive Plan and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. The Board of Directors recommends the approval of each of the two proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Pieris Pharmaceuticals, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Stephen S. Yoder
President and Chief Executive Officer

Pieris Pharmaceuticals, Inc.

255 State Street, 9th Floor

Boston, Massachusetts 02109

May 31, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m., EST

DATE: June 28, 2016

PLACE: Offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 666 Third Avenue, New York, New York 10017, 32nd floor.

PURPOSES:

1.	To elect two directors to serve a three-year term expiring in 2019;

2.	To approve the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Pieris Pharmaceuticals, Inc. common stock at the close of business on May 6, 2016. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 255 State Street, 9th Floor, Boston, Massachusetts 02109.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Darlene Deptula-Hicks
Corporate Secretary

i

PIERIS PHARMACEUTICALS, INC.

255 State Street, 9th Floor

Boston, Massachusetts 02109

PROXY STATEMENT FOR PIERIS PHARMACEUTICALS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2016

This proxy statement, along with the accompanying notice of 2016 annual meeting of stockholders, contains information about the 2016 annual meeting of stockholders of Pieris Pharmaceuticals, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m., local time, on Tuesday, June 28, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at 666 Third Avenue, New York, New York 10017, 32nd floor.

In this proxy statement, we refer to Pieris Pharmaceuticals, Inc. as “Pieris,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about May 31, 2016, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2015 annual report, which includes our financial statements for the fiscal year ended December 31, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 28, 2016

This proxy statement and our 2015 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.pieris.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Darlene Deptula-Hicks, Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Pieris Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2016 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at 666 Third Avenue, New York, New York, 10017, 32nd Floor on Tuesday, June 28, 2016, at 9:00 a.m. local time, and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 because you owned shares of Pieris Pharmaceuticals, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about May 31, 2016.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 6, 2016 are entitled to vote at the annual meeting. On this record date, there were 39,833,023 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet, mail or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. Eastern Time on June 28, 2016.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the approval of the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Pieris Pharmaceuticals, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement).

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, a representative of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our common stock entitled to vote at the annual meeting, present in person or by proxy, is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. on Tuesday, June 28, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 666 Third Avenue, New York, New York, 32nd, Floor. When you arrive at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Telephone: (857) 246-8998. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card; or

•	following the instructions provided when you vote over the Internet at www.investorvote.com/PIRS.

As used in this proxy statement, Pieris Pharmaceuticals GmbH refers to the company formerly known as Pieris AG and organized under the laws of Germany that, through a share exchange transaction completed on December 17, 2014, has become our wholly owned subsidiary. Effective as of August 26, 2015 and with notification from the Amtsgericht München as of September 29, 2015, Pieris AG was transformed to Pieris Pharmaceuticals GmbH as a result of a change in the legal entity.

Pieris effected a forward stock split of its capital stock at the ratio of 2.272727-for-1 on December 5, 2014. Unless the context indicates or otherwise requires, all share numbers and share price data included in this proxy statement have been adjusted to give effect to this forward stock split.

We have registered trademarks for Pieris®, Anticalin® and Pocket Binding®. All other trademarks, trade names and service marks included in this proxy statement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

Currency Presentation and Currency Translation

Unless otherwise indicated, all references to “dollars,” “$,” “U.S. $” or “U.S. dollars” are to the lawful currency of the United States. All references in this proxy statement to “euro” or “€” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. We prepare our financial statements in U.S. dollars.

The functional currency for our operations is the euro. With respect to our financial statements, the translation from the euro to U.S. Dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of other comprehensive income.

Where in this proxy statement we refer to amounts in euros, we have for your convenience also in certain cases provided a conversion of those amounts to U.S. Dollars in parentheses. Where the numbers refer to a specific balance sheet account date or financial statement account period, we have used the exchange rate that was used to perform the conversions in connection with the applicable financial statement. In all other instances, unless otherwise indicated, the conversions have been made using the noon buying rate of €1.00 to U.S. $1.0906 in the City of New York for cable transfers of euro as certified for customs purposes by the Federal Reserve Bank of New York as of December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 18, 2016 for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 19, 2016 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 39,833,023 shares of common stock outstanding on May 18, 2016. Except as otherwise noted in the footnotes below, the address for each person listed in the table below, solely for purposes of filings with the SEC, is c/o Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
OrbiMed Private Investments III, LP (1)	7,259,620	18.23%
Tekla Capital Management LLC (2)	3,848,191	9.66%
Lombard Odier Asset Management (USA) Corp (3)	2,848,804	7.15%
Global Life Bioventure IV, S.a.r.l (4)	2,483,949	6.24%
Novo Nordisk A/S (5)	2,051,802	5.15%
Directors and Named Executive Officers:
Stephen S. Yoder (6)	800,000	1.97%
Michael Richman (7)	76,868	*
Chau Khuong (8)	64,245	*
Steven Prelack (9)	25,000	*
Jean-Pierre Bizzari (10)	40,000	*
Darlene Deptula-Hicks (11)	—
Louis A. Matis	—
All Current Directors and Executive Officers as a Group (7 persons)	990,260	2.43%

*	Less than 1%.
(1)	This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on or about July 9, 2015. Includes 7,194,222 shares held of record by OrbiMed Private Investments III, LP, or OPI III, and 65,398 shares held of record by OrbiMed Associates III, LP, or Associates III. The address for OPI III and Associates III is 601 Lexington Avenue, 54th Floor, New York, New York. Shares of Pieris are directly owned by OPI III and Associates III. OrbiMed Capital GP III LLC, or GP III, is the sole general partner of OPI III and, as such, may be deemed to indirectly beneficially own the shares held by OPI III. OrbiMed Advisors LLC, or OrbiMed, is the general partner of Associates III and the sole managing member of GP III and, as such, OrbiMed may be deemed to indirectly beneficially own the shares held by OPI III and Associates III. Samuel D. Isaly is the managing member of, and owner of a controlling interest in, OrbiMed. Accordingly, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI III and Associates III. GP III, OrbiMed and Mr. Isaly disclaim beneficial ownership with respect to such shares, except to the extent of their pecuniary interest therein, if any.
(2)	This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 12, 2016. The address for Tekla Capital Management LLC is 100 Federal St., 19th Floor, Boston, MA 02110.

(3)	This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 16, 2016. The address for Lombard Odier Asset Management (USA) Corp is 452 Fifth Avenue, 25th Floor, New York, NY 10018.
(4)	This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about September 11, 2015. The address for FundsGlobal Life Bioventure IV, S.a.r.l. (“Global Life”) is Amicorp Luxembourg S.A., 11-13, Boulevard de la Foire, L-1528 Luxembourg. Omega Fund IV G.P. Manager, Ltd. (“Omega Ltd”) serves as the general partner of Omega Fund IV GP, L.P. (“Omega GP”), which serves as the general partner of Omega Fund IV, L.P. (“Omega Fund”), which holds all of the outstanding equity interests in Global Life. Each of Omega Fund, Omega GP and Omega Ltd may be deemed may be deemed to have sole voting power and sole dispositive with respect to the shares, and Richard Lim (“Lim”), Otello Stampacchia (“Stampacchia”) and Anne-Mari Paster (“Paster”), the directors of Omega Ltd, may be deemed to have shared voting power and shared dispositive power with respect to these shares. Each of Lim, Stampacchia and Paster may each be deemed to beneficially own the shares held by Global Life and each expressly disclaims beneficial ownership of the Shares except to the extent of his or her pecuniary interest in the Shares.
(5)	This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about January 28, 2016. The address for Novo Nordisk A/S is Novo Allé, 2880 Bagsvaerd, Denmark. Novo Nordisk A/S is a corporation governed by a board of directors comprised of 11 directors. The members of the board of directors disclaim beneficial ownership with respect to such shares, except to the extent of their pecuniary interest therein, if any.
(6)	Includes options to purchase 800,000 shares of our common stock that are exercisable within 60 days of May 18, 2016, and does not include options to purchase 972,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.
(7)	Includes options to purchase 76,868 shares of our common stock that are exercisable within 60 days of May 18, 2016, and does not include options to purchase 40,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.
(8)	Includes options to purchase 64,245 shares of our common stock that are exercisable within 60 days of May 18, 2016, and does not include options to purchase 25,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.
(9)	Includes options to purchase 25,000 shares of our common stock that are exercisable within 60 days of May 18, 2016, and does not include options to purchase 25,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.
(10)	Includes options to purchase 40,000 shares of our common stock that are exercisable within 60 days of May 18, 2016, and does not include options to purchase 10,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.
(11)	Does not include options to purchase 450,000 shares of our common stock, of which 112,500 have vested and 28,125 will vest within 60 days of May 18, 2016, but will not be exercisable until stockholder approval of the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan is obtained.
(12)	Does not include options to purchase 500,000 shares of our common stock which have not vested and will not be exercisable within 60 days after May 18, 2016.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows: (1) Chau Khuong and Steven Prelack constitute a class with a term ending at the 2016 annual meeting; (2) Stephen S. Yoder and Michael Richman constitute a class with a term ending at the 2017 annual meeting; and (3) Dr. Jean-Pierre Bizzari constitutes a class with a term ending at the 2018 annual meeting.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Stephen S. Yoder	40	Chief Executive Officer, President and Director
Chau Khuong (1)(2)(3)	40	Chairman of the Board of Directors
Michael Richman (1)(3)	55	Director
Steven Prelack (2)	58	Director
Jean-Pierre Bizzari, M.D. (2)(3)	61	Director

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and corporate governance committee

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Pieris, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Chau Khuong, Michael Richman, Steven Prelack and Dr. Jean-Pierre Bizzari.

Stephen S. Yoder. Stephen S. Yoder joined Pieris Pharmaceuticals GmbH as Chief Executive Officer in January 2010. Upon the effectiveness of the Acquisition, he joined the Board of Directors of Pieris and was appointed as Chief Executive Officer and President. Prior to joining Pieris Pharmaceuticals GmbH, from July 2003 to December 2010 he led the intellectual property and legal departments at MorphoSys AG, a biotechnology company involved in the development and research of antibodies, as General Counsel. Prior to MorphoSys AG, from September 1999 to June 2003 he worked in several Washington, D.C. law firms, specializing in a life sciences intellectual property practice. Mr. Yoder holds degrees in molecular biology and Spanish from Grove City College and a Juris Doctorate, with honors, from The George Washington University Law School. As an attorney, he is licensed to practice before the United States Patent and Trademark Office, and in the jurisdictions of Maryland and Washington, D.C. We believe that Mr. Yoder adds value to our Board of Directors based on his intimate knowledge of our business plans and strategies of our business and his years of experience in the biotechnology and life sciences industry.

Chau Khuong. Mr. Khuong joined the Board of Directors of Pieris effective upon the closing of the Acquisition and has served on the supervisory board of Pieris Pharmaceuticals GmbH since May 2014. Mr. Khuong has worked at OrbiMed Advisors LLC since 2003 and is a Private Equity Partner. Mr. Khuong gained experience in start-up operations and business development at Veritas Medicine, Inc. and in basic science research at the Yale School of Medicine and at Massachusetts General Hospital. He currently serves as a director of several public and private companies, including Aerpio Therapeutics, Inspire Medical Systems, Intellia, Nabriva (NASDAQ: NBVR), NextCure, Otonomy (NASDAQ: OTIC), Rempex Pharmaceuticals, ReViral Ltd., and Synlogic. Mr. Khuong holds a B.S. in molecular, cellular and developmental biology with concentration in biotechnology and an MPH with concentration in infectious diseases, both from Yale University. We believe that Mr. Khuong adds value to our Board of Directors due to his experience as an investor, particularly with respect to healthcare companies, and his broad life sciences industry knowledge. He also has extensive experience overseeing the operations and research and development of biotechnology companies.

Michael Richman. Mr. Richman joined the Board of Directors of Pieris effective upon the closing of the Acquisition and has served on the supervisory board of Pieris Pharmaceuticals GmbH since October 2014. He is currently the President and Chief Executive Officer of NextCure, Inc. From 2008 through 2015 Mr. Richman was President and CEO of Amplimmune, Inc., a privately held biologics company focused on cancer and autoimmune diseases which was acquired by Astra Zeneca in 2013. From May 2007 through June 2008, he served as President and Chief Operating Officer of Amplimmune, Inc. Prior to such time, Mr. Richman has gained years of experience working in research, intellectual property and business development capacities in companies such as Chiron Corporation (now Novartis), MedImmune, Inc. (now Astra Zeneca) and MacroGenics. He is a member of the board of directors of Opexa Therapeutics, Inc., a public company, Madison Vaccines, Inc., a private company, and was previously director of Cougar Biotechnology until its acquisition by Johnson & Johnson. Mr. Richman obtained his B.S. in genetics/molecular biology at the University of California at Davis and his M.S.B.A. in international business at San Francisco State University. We believe that Mr. Richman adds value to our Board of Directors due to his extensive experience in mergers and acquisitions, business development and strategic planning for life science companies, as well as executive leadership and management experience.

Steven Prelack. Mr. Prelack joined the Board of Directors of Pieris effective upon the closing of the Acquisition. Mr. Prelack is the Senior Vice President and Chief Operating Officer of VetCor, which owns and operates veterinary hospitals across the United States, and has served in this position since June 2012. Prior to that time and since May 2010, Mr. Prelack served at VetCor as Senior Vice President of Operations and as Chief Financial Officer. From 2001 until May 2010, he was the Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation, a provider of automated compliance software solutions for the pharmaceutical industry. He is currently a director and audit committee chair of Galectin Therapeutics, Inc., a publicly traded clinical-stage biotechnology company engaged in drug research and development to create new therapies for fibrotic disease and cancer. Mr. Prelack also previously served as director and audit committee chair for BioVex Group, Inc., a clinical-stage biotechnology company focused on the development and future commercialization of targeted treatments for cancer and the prevention of infectious disease, which was sold to Amgen in 2011, and as a director of VelQuest Corporation, OPCAT, Inc. and Foodsafe Solutions, Inc. Mr. Prelack is a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979 and is a member of the National Association of Corporate Directors. We believe that Mr. Prelack adds value to our Board of Directors due to his extensive executive leadership experience, director experience within the biotechnology sector and his many years serving in senior financial and operational management roles.

Jean-Pierre Bizzari, M.D. Dr. Bizzari joined the Board of Directors of Pieris on May 12, 2015. Dr. Bizzari served as Executive Vice-President, Group Head, Clinical Oncology Development at Celgene Corporation, a role he held from October 2008 until his retirement in December 2015. In this position, Dr. Bizzari was responsible for Celgene’s clinical development and operations-statistics teams across the U.S., Europe and Asia/Japan, and has overseen the development and approval of a number of leading oncology products including REVLIMID® (lenalidomide), VIDAZA® (azacitidine), ISTODAX® (romidepsin) and ABRAXANE® (nab-paclitaxel). In addition, he was Chairman of Celgene’s hematology oncology development committee and a member of the company’s management committee. Prior to his role at Celgene and from 2004 to 2008, Dr. Bizzari was the Vice President, Clinical Oncology Development for Sanofi-Aventis where he oversaw the approval of Eloxatin®

(oxaliplatin), Taxotere® (docetaxel) and Elitek® (rasburicase). From 2002 to 2004, he was Vice President, Clinical Development Oncology for Sanofi-Synthelabo and from 1993 to 2002 served in the same role for Rhône-Poulenc Rorer (Aventis). Dr. Bizzari is a member of the Scientific Advisory Board of France’s National Cancer Institute and a board member of the EORTC. He is also currently a member of the board of directors of Halozyme Therapeutics, Inc., Celator Pharmaceuticals, Inc., Transgene SA, Items and Onxeo. Dr. Bizzari received his medical degree from the University of Nice (France) and is an oncologist, having trained at La Pitié-Salpêtrière hospital in Paris, followed by training at the Ontario Cancer Institute and McGill Cancer Center. We believe that Dr. Bizzari adds value to our Board of Directors based on his considerable experience in the pharmaceutical industry and his insight on clinical, regulatory and commercial aspects of drug development, particularly in oncology and global drug approval strategy.

Committees of the Board of Directors and Meetings

Meeting Attendance. Our Board met ten times during 2015. During 2015, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he served. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders in 2015, except for Dr. Takke whose term expired at the annual meeting.

Audit Committee. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. This committee currently has three members, Steven Prelack (Chairman), Chau Khuong and Dr. Jean-Pierre Bizzari. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Prelack is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. The Audit Committee met four times during 2015. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.pieris.com.

Compensation Committee. This committee currently has two members, Michael Richman (Chairman) and Chau Khuong. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee has been delegated the authority to administer our 2014 Employee, Director and Consultant Equity Incentive Plan and, if approved, the 2016 Employee, Director and Consultant Equity Incentive Plan. The Compensation Committee met four times during 2015.

The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present, as well as other executive officers. All members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation: In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally annually review market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Pearl Meyer & Partners (“Pearl Meyer”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Pearl Meyer performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Pearl Meyer assists the Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Pearl Meyer also assists the Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently representing the Compensation Committee.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary, annual bonus award or receive a discretionary equity award based on such evaluation.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.pieris.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently has three members, Dr. Jean-Pierre Bizzari (Chairman), Chau Khuong and Michael Richman. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance. All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met once during 2015.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Amended and Restated Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and

Corporate Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: Pieris Pharmaceuticals, Inc., c/o Secretary, 255 State Street, 9th Floor, Boston, Massachusetts 02109.

The Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Corporate Governance Committee will consider issues of diversity among the members of the board of directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and professional experience on the board of directors and its committees.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.pieris.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors consists of five members.

In accordance with the Amended and Restated Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board of Directors. Our principles of corporate governance give the Board of Directors the authority to choose whether the roles of Non-Executive Chairman of the Board of Directors and Chief Executive Officer are held by one person or two people. Our principles also give the Board of Directors the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Non-Executive Chairman of the Board of Directors of the Company. We believe that our current leadership structure is optimal for the Company at this time.

Our Board of Directors has four independent members and one non-independent member, our President and Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

Messrs. Khuong and Prelack are the Class II directors and their terms will expire at the 2016 annual meeting of stockholders of the Company. Messrs. Yoder and Richman are the Class III directors and their terms will expire at the 2017 annual meeting of stockholders of the Company. Dr. Bizzari is the Class I director and his term will expire at the 2018 annual meeting of stockholders of the Company. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors may elect to delegate oversight responsibility related to certain risks committees, which in turn would then report on the matters discussed at the committee level to the full Board of Directors. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (857) 246-8998. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to Pieris Pharmaceuticals Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary or via e-mail at auditcommittee@pieris.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers, who are also not a member of our Board of Directors. Information regarding our other executive officer, our Chief Executive Officer, Stephen S. Yoder, can be found under the caption “The Board of Directors” above.

Name	Age	Position
Darlene Deptula-Hicks	58	Senior Vice President and Chief Financial Officer
Louis A. Matis	65	Senior Vice President and Chief Development Officer

Darlene Deptula-Hicks. Darlene Deptula-Hicks was appointed Chief Financial Officer and Senior Vice President on September 1, 2015. Upon the effectiveness of the Acquisition and until September 2015, she served as our Acting Chief Financial Officer, Secretary and Treasurer of Pieris and provided her services pursuant to a consulting agreement with the financial advisory firm of Danforth Advisors, LLC. From November 2014 until the effectiveness of the Acquisition, Ms. Deptula-Hicks provided financial services relating to the Acquisition to Pieris Pharmaceuticals GmbH. From June 2012 until November 2014, Ms. Deptula-Hicks served as the Executive Vice President and Chief Financial Officer of Microline Surgical, Inc., a surgical instruments and medical devices company. From 2006 to May 2011 Ms. Deptula-Hicks served as Executive Vice President and Chief Financial Officer of iCAD, Inc. (Nasdaq: ICAD), a publicly traded medical device company. From 2002 to 2006 Ms. Deptula-Hicks served as Executive Vice President and Chief Financial Officer of ONI Medical Systems, Inc., a venture capital-backed designer and manufacturer of high-field diagnostic imaging systems for orthopedic applications, and from 1998 to 2001 Ms. Deptula-Hicks was Executive Vice President and Chief Financial Officer of Implant Sciences Corporation (Amex:IMX), an early stage medical device company that had its initial public offering in June of 1999. Prior to 1998, Ms. Deptula-Hicks also held various senior financial and accounting positions at Abiomed, Inc., GCA Corporation, Edwards High Vacuum International and Puritan Bennett Corporation. Ms. Deptula-Hicks also serves on the Board of Directors and as Chair of the Audit Committee of Xenetic Biosciences, Inc. (OTCBB:XBIO) and between 2006 and October 2014 served on the

Board of Directors of IMCOR Pharmaceutical Company, Technest Holdings, Inc., and USfalcon. Ms. Deptula-Hicks received her B.S. in accounting from Southern NH University and her MBA from Rivier College.

Louis A. Matis, Ph.D. Louis A. Matis was appointed Senior Vice President and Chief Development Officer in August 17, 2015. Prior to joining Pieris, Dr. Matis served since June 2011 as Executive Director, Strategic Evaluation at Alexion Pharmaceuticals, where he also served from 1993 to 2000, during which time he advanced to the position of Chief Scientific Officer and had a leading role in discovering the first-in-class complement inhibitor monoclonal antibody Soliris® (eculizumab). Before re-joining Alexion in 2011, Dr. Matis served as Chief Executive Officer of CGI Pharmaceuticals, Inc. from 2000 to 2006, and of the Immune Tolerance Institute from 2007 to 2010. From 1977 until joining Alexion in 1993, Dr. Matis held senior research and clinical positions at the National Cancer Institute (the NCI), National Institutes of Health and the FDA Center for Biologics Evaluation and Research. Dr. Matis received a B.A. from Amherst College, an M.D. from the University of Pennsylvania, Perelman School of Medicine, and his clinical training in Internal Medicine at the University of Chicago Hospitals and Clinics, and in Medical Oncology at the NCI. Dr. Matis is the author of over 120 publications in major scientific and medical journals and is a co-inventor on multiple patents.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2015 and 2014 by our named executive officers, which consisted of our principal executive officer and our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2015 and were serving as executive officers as of such date. The following table includes compensation earned by Mr. Yoder for services performed for Pieris Pharmaceuticals GmbH prior to that entity becoming our wholly owned subsidiary upon the completion of a share exchange transaction on December 17, 2014 (the “Acquisition”), as well as compensation earned following the closing of the Acquisition. The following table does not include compensation information for the individuals who served as Pieris’ executive officers prior to the completion of the Acquisition during the fiscal year ended December 31, 2014, as all such individuals tendered their resignations from all such positions with us in connection with and effective as of the closing of the Acquisition and no compensation was earned by or paid to any such individuals for their services as officers of Pieris.

Summary Compensation Table

Name and Principal Position	Year		Salary	Bonus ($)	Option Awards ($)		All other compensation ($)		Total
Stephen S. Yoder	2015	(1)	$375,000	$150,000	$—		$7,370	(7)	$532,370
Chief Executive Officer, President	2014	(2)	$266,222	$54,455	$1,643,005	(5)	$15,973	(7)	$1,979,655

Darlene Deptula-Hicks (3)	2015		$100,000	$40,000	$812,623	(6)	$3,013	(8)	$955,636
Chief Financial Officer

Louis A. Matis (4)	2015		$131,250	$140,000	$1,066,220	(5)	$—		$1,337,470
Chief Development Officer

(1)	Mr. Yoder’s 2015 salary was paid in euros from January 1, 2015 through June 30, 2015 as he was a resident of Germany at the time. Pieris converted each euro denominated amount into U.S. dollars by multiplying the euro amount by the noon buying rate of €1.00 to U.S. $1.0906 in The City of New York for cable transfers of euro as certified for customs purposes by the Federal Reserve Bank of New York as of December 31, 2015. From the period of July 1, 2015 through December 31, 2015, Mr. Yoder’s salary was paid in U.S. dollars.
(2)	All compensation received by Pieris Pharmaceuticals GmbH’s executive officers is paid in euros. For the purposes of completing this table with respect to compensation paid during the fiscal year ended December 31, 2014, Pieris converted each euro denominated amount into U.S. dollars by multiplying the euro amount by the noon buying rate of €1.00 to U.S. $1.2101 in The City of New York for cable transfers of euro as certified for customs purposes by the Federal Reserve Bank of New York as of December 31, 2014.
(3)	Ms. Deptula-Hicks joined the Company as Senior Vice President and Chief Financial Officer on September 1, 2015.
(4)	Dr. Matis joined the Company as Senior Vice President and Chief Development Officer on August 17, 2015.
(5)	These amounts represent the aggregate grant date fair value for the option awards granted during the fiscal years presented, determined in accordance with FASB ASC Topic 718. All awards are recognized in expense over the service period.
(6)	In accordance with FASB ASC Topic 718, no compensation expense was recorded in 2015 for this option grant as it may not be exercised unless the Company’s stockholders approve the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan. However, the amount in the table above represents the fair value of the option award as of the September 2015 grant date in accordance with SEC reporting requirements.
(7)	Represents compensation paid for a monthly car allowance.
(8)	Represents compensation paid for a 401(k) employer contribution.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Chief Executive Officer

Pieris Pharmaceuticals GmbH

Stephen S. Yoder serves as the Chief Executive Officer of Pieris Pharmaceuticals GmbH pursuant to a management agreement with Pieris Pharmaceuticals GmbH dated August 30, 2009, as amended on March 12, 2012, or the Yoder AG Agreement. On December 17, 2014 in connection with the Acquisition, the Yoder AG Agreement was amended and restated to have Mr. Yoder continue as the Chief Executive Officer of Pieris Pharmaceuticals GmbH and to provide him with the compensation and benefits set forth in his employment agreement with Pieris, as described below. The Yoder AG Agreement provided for a term of 18 months with the term automatically extending for additional one-year periods. Under the terms of the Yoder AG Agreement, beginning on January 1, 2013, Mr. Yoder received an annual base salary of $266,222 (€220,000). In addition, Mr. Yoder was eligible to receive a bonus for each calendar year during the term in an amount up to $54,455 (€50,000) based upon achievement of certain objectives, each as approved by the supervisory board of Pieris Pharmaceuticals GmbH in consultation with Mr. Yoder. Pursuant to the terms of the Yoder AG Agreement Mr. Yoder was also provided with a car allowance of $1,331 (€1,100) plus value added tax (VAT) per month.

Pieris Pharmaceuticals, Inc.

Stephen S. Yoder serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 17, 2014, or the Yoder Employment Agreement. The Yoder Employment Agreement provides for a continuous term and may be terminated by either party at any time, provided that if Mr. Yoder resigns he shall provide us with at least 90 days’ prior written notice. Pursuant to this agreement and effective as of the closing of the Acquisition, Mr. Yoder’s annual base salary was $375,000; in January 2016, Mr. Yoder’s base salary was increased to $415,000. In addition, Mr. Yoder is eligible to receive an annual discretionary bonus of up to 40% of Mr. Yoder’s then-effective annual base salary, based upon achievement of individual and corporate performance objectives as determined by the Board of Directors or a committee thereof.

On the effective date of the Acquisition, Mr. Yoder was granted a stock option to purchase 1,280,000 shares of our common stock with the exercise price being the fair market value at the time of grant. The option is subject to and governed by the terms of the Pieris Plan and a stock option agreement, which stock option agreement provides for a ten year term, and that (i) 25% of the option vested immediately upon grant and (ii) 75% of the option shall vest ratably over three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date of grant, subject to Mr. Yoder’s continued employment.

Pursuant to the Yoder Employment Agreement, Mr. Yoder is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy, (ii) serving on the board of directors or similar body of any other entity, unless approved by the Chairman of the Board of Directors, and (iii) acquiring, assuming or participating in, directly or indirectly, any financial position, investment or interest known by Mr. Yoder to be adverse or antagonistic to Pieris, its business or prospects, financial or otherwise, or in any competing business.

The agreement contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Mr. Yoder also agreed to assign certain intellectual property rights to Pieris.

All compensation and benefits to be paid to Mr. Yoder pursuant to the Yoder Employment Agreement other than the equity awards shall be paid to Mr. Yoder through the terms and conditions of the Yoder AG Agreement with Pieris Pharmaceuticals GmbH, as amended and restated, for so long as Mr. Yoder remains employed at Pieris Pharmaceuticals GmbH. Upon termination of the Yoder AG Agreement provided that the Yoder Employment Agreement is still in effect, all compensation shall be paid by Pieris.

Termination for Any Reason

Upon termination of Mr. Yoder for any reason, Mr. Yoder will receive all earned but unpaid salary, any accrued vacation time, any vested benefits he may have under any employee benefit plan and any unpaid expense reimbursement accrued through the date of termination, or the Accrued Obligations.

Termination by us for Without Cause or by Executive for Good Reason

If Mr. Yoder’s employment is terminated (i) by us without cause or (ii) by him for good reason, then we must pay Mr. Yoder (i) the Accrued Obligations earned through the date of termination, (ii) a lump-sum payment comprised of (a) an amount equal to 12 months of his base salary at the time of his termination, and (b) a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board of Directors, or a committee thereof, in its sole discretion, and (iii) an amount equal to his health insurance premium, paid directly or as a reimbursement to Mr. Yoder, for up to a maximum of 12 months. Payments under items (i)—(iii) above are sometimes referred to in this section as Severance. All unvested equity awards held by Mr. Yoder will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse. The Severance and acceleration of any unvested options is expressly conditioned on Mr. Yoder executing and delivering to Pieris a release of claims.

Chief Financial Officer

Consulting Agreement with Danforth Advisors, LLC

From November 19, 2014 to December 17, 2014, Darlene Deptula-Hicks was engaged pursuant to a consulting agreement with the financial advisory firm Danforth Advisors, LLC, or Danforth, as a financial consultant to Pieris, providing financial services relating to the Acquisition. As of the effectiveness of the Acquisition, she was appointed as the Acting Chief Financial Officer, Secretary and Treasurer of Pieris and continued to provide financial services through the Danforth consulting agreement until August 31, 2015. Pursuant to the Danforth consulting agreement, Pieris paid Danforth $280 per hour for her services. The Danforth consulting agreement was terminated on August 31, 2015. The Danforth consulting agreement contains customary confidentiality obligations which apply to both Danforth and Ms. Deptula-Hicks and extend for a period of five years. We paid Danforth a fee equal to 3.33% of Ms. Deptula-Hicks’s starting base salary upon her employment with Pieris pursuant to the terms of the Danforth consulting agreement. Further, we shall indemnify and hold harmless Danforth and Ms. Deptula-Hicks against any claims, losses, damages, or liabilities (or actions in respect thereof) that arise out of or are based on the services performed by Danforth or Ms. Deptula-Hicks for us, except for any such claims, losses, damages or liabilities arising out of the gross negligence or willful misconduct of Danforth or Ms. Deptula-Hicks.

Employment Agreement

Darlene Deptula-Hicks serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement dated August 27, 2015, or the Deptula-Hicks Employment Agreement. The Deptula-Hicks Employment Agreement provides for a continuous term and may be terminated by either party at any time, provided that if Ms. Deptula-Hicks resigns, she shall provide us with at least 90 days’ written notice. Pursuant to this agreement, Ms. Deptula-Hicks receives a base salary of $300,000 and is eligible to receive an annual discretionary bonus award of up to 40% of her then-current base salary, based upon the achievement of specific individual and/or Company-wide performance goals as determined by the Board or a committee of the Board in its sole discretion.

Ms. Deptula-Hicks is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executive officers. In connection with her employment, Ms. Deptula-Hicks was granted a stock option to purchase 450,000 shares of our common stock with the exercise price being the fair market value at the time of grant. The option is subject to and governed by the terms of the Pieris Plan and a stock option agreement, which stock option agreement provides for a ten year term, and that (i) 6.25% of the option vested immediately upon grant and (ii) 93.75% of the option shall vest ratably in equal installments each quarter thereafter, subject to Ms. Deptula-Hicks’s continued employment. The option may not be exercised unless the Company’s stockholders approve the 2016 Employee, Director and Consultant Equity Incentive Plan and if such stockholder approval is not obtained on or prior to September 30, 2016, the option will be cancelled and be of no further effect.

Under the Deptula-Hicks Employment Agreement, Ms. Deptula-Hicks is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy, (ii) serving on the board of directors or similar body of any other entity, unless approved by the Chief Executive Officer, and (iii) acquiring, assuming or participating in, directly or indirectly, any financial position, investment or interest known by Ms. Deptula-Hicks to be adverse or antagonistic to Pieris, its business or prospects, financial or otherwise, or in any competing business.

The agreement contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Ms. Deptula-Hicks also agreed to assign certain intellectual property rights to Pieris.

Termination for Any Reason

Upon termination of Ms. Deptula-Hicks for any reason, Ms. Deptula-Hicks will be entitled to receive all earned but unpaid salary, any accrued vacation time, any vested benefits she may have under any employee benefit plan and any unpaid expense reimbursement accrued through the date of termination.

Termination by us Without Cause or by Executive for Good Reason

If Ms. Deptula-Hicks’s employment is terminated (i) by us without cause or (ii) by her for good reason, then we must pay Ms. Deptula-Hicks (a) an amount equal to twelve months of salary plus the target bonus amount, pro-rated based on the total number of days elapsed in the calendar year as of the termination date if, as of the date of termination, the Company and Ms. Deptula-Hicks were “on target” to achieve all applicable performance goals and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In addition, outstanding equity awards held by Ms. Deptula-Hicks shall automatically become vested and if, applicable, exercisable, except as otherwise provided in the Deptula-Hicks Employment Agreement, and any forfeiture restrictions shall immediately lapse with respect to 50% of the then-unvested equity awards.

Chief Development Officer

Dr. Louis Matis serves as our Senior Vice President and Chief Development Officer pursuant to an employment agreement dated July 20, 2015, or the Matis Employment Agreement. The Matis Employment Agreement provides for a continuous term and may be terminated by either party at any time, provided that if Dr. Matis resigns, he shall provide us with at least 90 days’ written notice. Pursuant to this agreement, Dr. Matis receives a base salary of $350,000 and is eligible to receive an annual discretionary bonus award of up to 40% of his then-current base salary, based upon the achievement of specific individual and/or Company-wide performance goals as determined by the Board or a committee of the Board in its sole discretion.

Dr. Matis is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executive officers. In connection with his employment, Dr. Matis was granted an inducement stock option to purchase 500,000 shares of our common stock with the exercise price being the fair market value at the time of grant. The option is subject to and governed by a stock option agreement, which provides for a ten year term, and that (i) 25% of the option vests on the one-year anniversary of Dr. Matis’s start date and (ii) 75% of the option shall vest ratably in equal installments each quarter thereafter, subject to Dr. Matis’s continued employment.

Under the Matis Employment Agreement, Dr. Matis is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy, (ii) serving on the board of directors or similar body of any other entity, unless approved by the Chief Executive Officer, and (iii) acquiring, assuming or participating in, directly or indirectly, any financial position, investment or interest known by Dr. Matis to be adverse or antagonistic to Pieris, its business or prospects, financial or otherwise, or in any competing business.

The agreement contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Dr. Matis also agreed to assign certain intellectual property rights to Pieris.

Termination for Any Reason

Upon termination of Dr. Matis for any reason, Dr. Matis will be entitled to receive all earned but unpaid salary, any accrued vacation time, any vested benefits he may have under any employee benefit plan and any unpaid expense reimbursement accrued through the date of termination.

Termination by us Without Cause or by Executive for Good Reason

If Dr. Matis’s employment is terminated (i) by us without cause or (ii) by him for good reason, then Dr. Matis will be entitled to receive (a) an amount equal to twelve months of salary plus the target bonus amount, pro-rated based on the total number of days elapsed in the calendar year as of the termination date if, as of the date of termination, the Company and Ms. Deptula-Hicks were “on target” to achieve all applicable performance goals and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In addition, outstanding equity awards held by Dr. Matis shall automatically become vested and if, applicable, exercisable, except as otherwise provided in the Matis Employment Agreement, and any forfeiture restrictions shall immediately lapse with respect to 75% of the then-unvested equity awards.

Potential Payments upon Termination or Change in Control

Chief Executive Officer

Under the Yoder Employment Agreement, if Mr. Yoder’s employment is terminated (i) by us without cause or (ii) by Mr. Yoder for good reason within 12 months following a change in control, and Mr. Yoder executes and delivers to Pieris a release of claims, then Mr. Yoder shall receive (i) the Accrued Obligations earned through the date of termination, (ii) a lump-sum payment comprised of (a) an amount equal to 12 months of his base salary at the time of his termination, and (b) the target bonus for the year in which the termination occurs, and (iii) an amount equal to his health insurance premium, paid directly or as a reimbursement to Mr. Yoder, for up to a maximum of 12 months. All unvested equity awards will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse.

For purposes of the Yoder Employment Agreement, “cause” shall mean the occurrence of any of the following events, as determined by the Board of Directors or a committee designated by the Board of Directors, in its sole discretion: (i) Mr. Yoder’s commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of Germany, the United States or any state thereof; (ii) Mr. Yoder’s attempted commission of, or participation in, a fraud against Pieris; (iii) Mr. Yoder’s intentional, material violation of any contract or agreement between Mr. Yoder and Pieris or of any statutory duty owed to Pieris; (iv) Mr. Yoder’s unauthorized use or disclosure of Pieris’ confidential information or trade secrets; or (v) Mr. Yoder’s gross misconduct.

For purposes of the Yoder Employment Agreement, “good reason” means Mr. Yoder’s resignation from all positions he then holds with Pieris if (i) (a) there is a material diminution in Mr. Yoder’s duties and responsibilities with Pieris; (b) there is a material reduction of Mr. Yoder’s base salary; provided, however, that a material reduction in Mr. Yoder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of Pieris and that does not adversely affect Mr. Yoder to a greater extent than other similarly situated employees shall not constitute good reason; or (c) Mr. Yoder is required to relocate Mr. Yoder’s primary work location to a facility or location that would increase Mr. Yoder’s one-way commute distance by more than 50 miles from Mr. Yoder’s primary work location as of immediately prior to such change, (ii) Mr. Yoder provides written notice outlining such conditions, acts or omissions to Pieris within 30 days immediately following such material change or reduction, (iii) such material change or reduction is not remedied by Pieris within 30 days following Pieris’ receipt of such written notice and (iv) Mr. Yoder’s resignation is effective not later than 30 days after the expiration of such 30 day cure period.

For purposes of the Yoder Employment Agreement, a “change in control” shall be deemed to occur (i) when any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Pieris representing 50% or more of the total voting power represented by Pieris’ then outstanding voting securities (excluding for this purpose any such voting securities held by the Pieris or its affiliates or by any employee benefit plan of Pieris) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (ii) a merger or consolidation of Pieris whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of Pieris outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of Pieris or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (iii) the sale or disposition by Pieris of all or substantially all of its assets in a transaction requiring stockholder approval.

Chief Financial Officer

If, in connection with a change of control of Pieris, Pieris terminates Ms. Deptula-Hicks’s employment without cause or Ms. Deptula-Hicks terminates her employment for good reason, she will be entitled to receive (a) an amount equal to twelve months of salary plus the target bonus amount for the year of termination and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In the case of such a termination in connection with a change in control, outstanding equity awards held by Ms. Deptula-Hicks shall automatically become vested and if, applicable, exercisable, except as otherwise provided in the Deptula-Hicks Employment Agreement, and all forfeiture restrictions shall immediately lapse.

Chief Development Officer

If, in connection with a change of control of Pieris, Pieris terminates Dr. Matis’s employment without cause or Dr. Matis terminates his employment for good reason, he will be entitled to receive (a) an amount equal to twelve months of salary plus the target bonus amount for the year of termination and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In the case of such a termination in connection with a change in control, outstanding equity awards held by Dr. Matis shall automatically become vested and if, applicable, exercisable and all forfeiture restrictions shall immediately lapse.

For purposes of the Deptula-Hicks Employment Agreement and the Matis Employment Agreement, “Good Reason” means the executive’s resignation from all positions he or she then holds with the Company if (i) (A) there is a material diminution in the executive’s duties and responsibilities with the Company or in job title; (B) there is a material reduction of the executive’s base salary; provided, however, that a material reduction in the executive’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the executive to a greater extent than other similarly situated employees shall not constitute Good Reason; or (C) the executive is required to relocate the executive’s primary work location to a facility or location that would increase the executive’s one-way commute distance by more than fifty (50) miles from the executive’s primary work location as of immediately prior to such change, (ii) the executive provides written notice outlining such conditions, acts or omissions to the Company within thirty (30) days immediately following such material change or reduction, (iii) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice and (iv) the executive’s resignation is effective not later than thirty (30) days after the expiration of such thirty (30) day cure period.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the aggregate stock and option awards held by our named executive officers as of December 31, 2015.

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Stephen S. Yoder	640,000	(1)	640,000	(1)	$2.00	12/17/2024
Chief Executive Officer, President

Darlene Deptula-Hicks	0		450,000	(2)	$2.80	9/1/2025
Chief Financial Officer

Louis A. Matis	0		500,000	(3)	$3.36	8/17/2025
Chief Development Officer

(1)	The option award has a grant date of December 17, 2014 and vests pursuant to the following schedule: 25% of the option vested immediately upon grant on December 17, 2014 and 75% of the option shall vest ratably over three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date of grant.
(2)	The option award has a grant date of September 1, 2015 and vests pursuant to the following schedule: 6.25% of the option vested immediately upon grant on September 1, 2015 and 93.75% of the option shall vest in equal installments on a quarterly basis beginning on December 31, 2015 and ending on September 1, 2019. However, the option may not be exercised unless the Company’s stockholders approve the 2016 Employee, Director and Consultant Equity Incentive Plan prior to September 30, 2016, and if such shareholder approval is not obtained the option will be cancelled and be of no further effect.
(3)	The option award has a grant date of August 17, 2015 and vests pursuant to the following schedule: 25% of the option vests on the one-year anniversary of the grant date and 75% of the option shall vest ratably over three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date of grant.

Director Compensation

Our director compensation program is administered by our Board with the assistance of the Compensation Committee. The Compensation Committee conducts an annual review of director compensation and makes recommendations to the Board with respect thereto. On January 11, 2015, our Board of Directors approved a director compensation policy applicable to our non-employee directors and the policy was amended in January 2016. This policy provides for annual cash compensation of $25,000 for each non-employee member of our Board of Directors. In addition, the chair of our audit committee will receive additional annual cash compensation of $15,000, the chair of our compensation committee will receive additional annual cash compensation of $10,000 and the chair of our nominating and corporate governance committee will receive additional annual cash compensation of $7,500. The policy also provides for annual cash compensation of $7,500 for each of the members of our audit committee, $5,000 for each of the members of our compensation committee and $3,750 for each of the members of our nominating and corporate governance committee.

In addition, the policy provides that each of our non-employee directors will be eligible to receive annual equity awards of 15,000 options, which amount was increased to 20,000 options for 2016, to purchase our common stock, and that upon appointment, new non-employee directors will be eligible to receive an equity award of 30,000 options to purchase our common stock. It is anticipated that all such equity awards will be granted under the Pieris Plan or any other equity compensation plan our Board of Directors and stockholders may approve and adopt in the future. The type of any such award, the amount of shares subject to the award, the vesting schedule and all other terms thereof will be subject to the discretion and approval of our Board of Directors on an annual basis.

The table below summarizes all compensation earned by each of our non-employee directors for services performed during our fiscal year ended December 31, 2015. Mr. Yoder is not in the table below because he receives no separate compensation for his services as a director of our company, and all of the compensation earned by Mr. Yoder during our 2015 fiscal year as an executive officer of our company is reflected in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Total ($)
Chau Khuong (1)	—	—	41,250	(6)	$41,250
Dr. Christina Takke (2)	$20,000	—	—		$20,000
Michael Richman (3)	—	—	38,750	(6)	$38,750
Steven Prelack (4)	$40,000	—	—		$40,000
Dr. Jean-Pierre Bizzari (5)	$23,356	—	52,185	(6)	$75,541

(1)	As of December 31, 2015, Chau Khuong held option awards for 50,794 shares at exercise prices ranging from $1.94 to $3.00.
(2)	As of December 31, 2015, Dr. Christina Takke held no option awards for shares at an exercise price of $2.00. Dr. Takke ceased to serve as a member of the Board of Directors on June 30, 2015.
(3)	As of December 31, 2015, Michael Richman held option awards for 79,535 shares at exercise prices ranging from $1.94 to $3.00.
(4)	As of December 31, 2015, Steven Prelack held option awards for 30,000 shares at an exercise price of $2.00.
(5)	As of December 31, 2015, Jean-Pierre Bizzari held option awards for 30,000 shares at an exercise price of $2.80.
(6)	These amounts represent the aggregate grant date fair value of option awards granted to each director in fiscal year 2015 computed in accordance with FASB ASC Topic 718.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information as of December 31, 2015 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,157,329	(1)	$2.16	487,671
Equity compensation plans not approved by security holders	500,000	(2)	$3.36	—
	3,657,329		—	487,671

(1)	All shares are to be issued pursuant to our 2014 Employee, Director and Consultant Equity Incentive Plan. The number of securities in this row includes a stock option granted to Ms. Deptula-Hicks in September 2015 for 450,000 shares. This option was transferred to our 2016 Employee, Director and Consultant Equity Incentive Plan in connection with the adoption of the plan and may not be exercised unless the Company’s stockholders approve the 2016 Employee, Director and Consultant Equity Incentive Plan on or prior to September 30, 2016, and if such shareholder approval is not obtained, the option will be cancelled and be of no further effect.
(2)	Pursuant to a Stock Option Agreement with Dr. Matis, dated August 17, 2015, Dr. Matis was granted an option to purchase 500,000 shares of Common Stock at a price per share of $3.36, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of four years, with 25% of the shares vesting on August 17, 2016 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.pieris.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2015, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, our independent registered public accounting firm;

•	Discussed with Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft the matters required to be discussed in accordance with Auditing Standard No. 16 - Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft their independence. The Audit Committee also considered the status of pending litigation, internal controls, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the Pieris Pharmaceuticals, Inc. Audit Committee

Steven Prelack, Chairman
Chau Khuong
Dr. Jean-Pierre Bizzari

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10 percent of a Company’s class of equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.

Our records reflect all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except for the following Forms 4 which were inadvertently filed late: Form 4 of Chau Khuong filed on October 30, 2015 reporting a stock option award and Form 4 of Michael Richman filed on October 30, 2015 reporting a stock option award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

Pieris (Pieris Pharmaceuticals, Inc.)

Except as described below, in the fiscal years ended December 31, 2014 and December 31, 2015, there has not been, nor is there currently proposed, any transaction to which Pieris is or was a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

We have entered into indemnification agreements with each of our directors and executive officers. Each of those indemnification agreements is in the form approved by our Board of Directors. Those indemnification agreements require that, under the circumstances and to the extent provided for therein, we indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits and proceedings by reason of the fact that such person is or was a director, officer, employee or agent of our company, any entity that was a predecessor corporation of our company or any of our affiliates. The rights of each person who is a party to such an indemnification agreement are in addition to any other rights such person may have under applicable Nevada law, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, any other agreement, a vote of our stockholders, a resolution adopted by our Board of Directors or otherwise.

On December 17, 2014, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with certain accredited investors providing for the issuance and sale to such investors of an aggregate of 6,779,510 shares of our common stock in a private placement offering conducted through a series of closings occurring on December 17, 18 and 23, 2014, at a purchase price per share of $2.00 and for aggregate gross proceeds to us of $13.56 million, or the Private Placement. After deducting for placement agent and other fees and expenses, the aggregate net proceeds from the Private Placement were $12.04 million. In connection with the Private Placement we received funding from the holders of more than 5% of our common stock as follows: (i) of $495,282 from OrbiMed Private Investments III, LP, or OPI III, (ii) $4,718 from OrbiMed Associates III, LP, an affiliate of OPI III, or Associates III, and (iii) approximately $3.0 million from 1798 Fundamental Strategies Master Fund Ltd., or Fundamental Strategies. After giving effect to the Private Placement and as of April 29, 2015, OPI III and Fundamental Strategies is a holder of more than 5% of the outstanding capital stock of Pieris.

At the closings of the Private Placement the Company issued to the investors and their designees, warrants, or the Placement Warrants, to acquire up to 542,360 shares of its common stock. Each of the Placement Warrants is exercisable at any time at the option of the holder until the five-year anniversary of its date of issuance. Each Placement Warrant entitles the registered holder to purchase one share of our common stock at a price of $2.00 per share, exercisable at any time at the option of the holder until the five-year anniversary of its date of issuance. The number of shares issuable upon exercise of each Placement Warrant is adjustable in the event of stock splits, stock dividends, combinations of shares and similar transactions. Furthermore, if we engage in a merger, sale of substantially all of our assets or similar transaction the holders of more than 50% of the outstanding shares of common stock accept a tender offer, each holder of a Placement Warrant that is outstanding shall have the right to receive the number of shares of the surviving corporation and any additional consideration receivable by a holder of the same number of shares of common stock for which such Placement Warrant is exercisable.

On December 17, 2014, we entered into the Registration Rights Agreement with the investors that participated in the Private Placement. Pursuant to the terms of the Registration Rights Agreement, we agreed to file with the SEC, within 90 days following December 17, 2014, a registration statement to register for resale all of the 6,779,510 shares of our common stock issued in the Private Placement, as well as an additional 20,000,000 shares of our common stock which we issued to former stockholders of Pieris Pharmaceuticals GmbH in connection with the closing of the Acquisition, and an additional 542,360 shares of common stock issuable to holders of the Placement Warrants. We have also agreed to use commercially reasonable efforts to have the registration statement declared effective within 180 days following December 17, 2014. If the registration statement is not declared effective on or before the applicable effectiveness deadline or ceases to be effective during the required effectiveness period, except as permitted under the Registration Rights Agreement, we will be obligated pay to each selling stockholder an amount in cash equal to 1.0% of the value of such selling stockholder’s shares of outstanding common stock on every monthly anniversary of such failure and prorated for any portion of a month, until it is cured or all of such selling stockholder’s securities to be registered thereunder have been or may be sold without restriction pursuant to Rule 144. Furthermore, if we fail to timely file reports required to be filed by us pursuant to Section 13(a) or 15(d) under the Exchange Act, we will be obligated pay to each selling stockholder an amount in cash equal to 1.0% of the value of such selling stockholder’s shares of outstanding common stock. Notwithstanding the foregoing, we will not be obligated to make any such payments with respect to any of the securities to be registered thereunder that we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 promulgated under the Securities Act.

Under the Registration Rights Agreement, subject to exception in certain circumstances or pursuant to the Acquisition, as applicable, we have agreed to keep such registration statement effective until the later of December 17, 2016 and such time as all of the securities to be registered thereunder have been sold under the registration statement or pursuant to Rule 144 or may be sold without restriction pursuant to Rule 144. If there is not an effective registration statement covering the resale of the securities to be registered thereunder at any time prior to December 17, 2015, then the selling stockholders will have “piggyback” registration rights with respect to any such securities that are not eligible for resale pursuant to Rule 144 without volume or manner of sale restrictions in connection with any other registration statement we determine to file that would permit the inclusion of those shares.

In July 2015, we issued and sold an aggregate of 10,302,736 shares of common stock at a price per share of $2.75 pursuant to a registration statement on Form S-1, for an aggregate purchase price of approximately $28.3 million. As part of the offering, OPI III and Associates III collectively purchased 500,000 shares of our common stock at the offering price of $2.75 per share.

Pieris Pharmaceuticals GmbH (formerly known as Pieris AG)

Except as described below and except for employment compensation, since January 1, 2014, there has not been, nor is there currently proposed, any transaction to which it was or is a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of Pieris Pharmaceuticals GmbH’s total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers, holders of more than 5% of any class of its voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

In 2001, Pieris Pharmaceuticals GmbH entered into a consulting agreement with Dr. Arne Skerra, who was a member of the its supervisory board, pursuant to which Dr. Skerra provides advice regarding the use of new proteins for the purpose of research and development. For each of the years ended December 31, 2012, December 31, 2013 and December 31, 2014, Pieris Pharmaceuticals GmbH paid Dr. Skerra €20,000 ($24,202) under the consulting agreement.

In July 2007, Pieris Pharmaceuticals GmbH entered into a Research and Licensing Agreement with Technische Universität München, or TUM and the TUM License Agreement. The TUM License Agreement granted certain licenses and protective rights to Pieris Pharmaceuticals GmbH related to Anticalin®-brand drug and lipocalin research and Anticalin technology developed by a research team led by Dr. Arne Skerra, who is employed by TUM as Chair of Biological Chemistry. For these licenses and rights, Pieris Pharmaceuticals GmbH paid TUM €15,000 ($18,152) in 2012 and €50,000 ($60,505) in 2013, as well as additional payments of €102,000 ($123,430) in 2012 and €25,500 ($30,858) in 2013 for the research conducted in subsequent project stages. No payments were made for such licenses and rights or any other payments in 2014.

Pieris Pharmaceuticals GmbH is the project coordinator and a participant of the European Consortium for Anticalin® proteins as next generation high-affinity protein therapeutics, or EUROCALIN, collaborative research project, a drug development collaboration among ten distinct companies and academic institutions across Europe funded in large part by the European Commission under its FP7 HEALTH program pursuant to a Consortium Agreement dated November 21, 2011, or the Consortium Agreement, and the Grant Agreement No. 278408 dated November 21, 2011, or the FP7 Grant Agreement. EUROCALIN received a €6.0 million ($7.3 million) grant from the European Union in 2011. TUM is also a member of the EUROCALIN consortium and is entitled to payments under the FP7 Grant Agreement. Pursuant to the FP7 Grant Agreement, in 2012 and 2013, Pieris Pharmaceuticals GmbH, as project coordinator, paid TUM €62,900 ($76,115) and €65,400 ($79,141), respectively, out of the grant funds. No grant funds were dispensed to TUM in 2014.

In November 2012, Pieris Pharmaceuticals GmbH entered into the 2012 Bridge Loan. In connection with the financing, Pieris Pharmaceuticals GmbH received (i) €492,113 ($595,506) from OPI III, (ii) €4,687 ($5,672) from Associates III, (iii) €421,015 ($509,470) from Gilde Europe Food & Agribusiness Fund B.V., or Gilde, (iv) €219,225 ($265,284) from Coöperatieve AAC LS U.A. (Forbion), or Forbion, (v) €252,173 ($305,154) from The Global Life Science Ventures Funds II GmbH & Co. KG i.L., or Global Life KG, (vi) €196,145 ($237,355) from The Global Life Science Ventures Fund II LP, an affiliate of Global Life KG, or Global Life LP, (vii) €199,606 ($241,543) from Novo Nordisk A/S, or Novo, and (viii) €164,751 ($199,365) from BioM AG, or BioM. The 2012 Bridge Loan accrued interest at a rate of 12% per year and had a maturity date of December 31, 2013, after which the loan amounts began to accrue interest at a rate of 18% per year. In 2012, Pieris Pharmaceuticals GmbH accrued interest in the amounts of €3,445 ($4,169), €33 ($40), €3,368 ($4,076), €1,461 ($1,768), €1,008 ($1,220), €0 ($0), €1,397 ($1,691) and €1,373 ($1,661) under the loans to OPI III, Associates III, Gilde, Forbion, Global Life KG, Global Life LP, Novo and BioM, respectively. In 2013, Pieris Pharmaceuticals GmbH accrued interest in the amounts of €59,054 ($71,461), €562 ($680), €50,522 ($61,137), €26,307 ($31,834), €30,261 ($36,619), €23,537 ($28,482), €23,953 ($28,986) and €19,770 ($23,924) to OPI III, Associates III, Gilde, Forbion, Global Life KG, Global Life LP, Novo and BioM, respectively. BioM Venture Capital GmbH & Co. KG, or BioM Venture, who, as of the date of execution of the 2012 Bridge Loan was a holder of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH, is an affiliate of BioM. As of the date of execution of the 2012 Bridge Loan, Forbion was a holder of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH.

In March 2014, the 2012 Bridge Loan was amended. Pursuant to the terms of the amendment, (i) the outstanding amount under the 2012 Bridge Loan was reduced by a $400,000 payment to the holders under the 2012 Bridge Loan and (ii) the maturity date was extended to December 31, 2015. Due to the extension, interest under the amended facility accrued at a rate of 12% per year. In connection with the amended financing, Pieris Pharmaceuticals GmbH had total repayment amounts due of (i) $98,423 from OPI III, (ii) $937 from Associates III, (iii) $84,203 from Gilde, (iv) $43,845 from Forbion, (v) $50,435 from Global Life KG, (vi) $39,229 from

Global Life LP, (vii) $39,921 from Novo, and (viii) $32,950 from BioM. BioM Venture and Forbion, as of the date of execution of the amendment, were holders of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH. Immediately prior to the 2014 Series C Financing, as defined below, there was €2,000,000 ($2,420,200) outstanding under the 2012 Bridge Loan, as amended. As of December 17, 2014 and pursuant to the terms of the 2014 Series C Financing under which the outstanding indebtedness was converted to equity, there were no amounts outstanding under the 2012 Bridge Loan, as amended.

In April 2014, Pieris Pharmaceuticals GmbH entered into a second bridge loan agreement, or the 2014 Bridge Loan, with certain of its stockholders pursuant to which it received a commitment for financing in the aggregate amount of €2,000,000 ($2,420,200), which loan amounts, if called by Pieris Pharmaceuticals GmbH, would be convertible into shares of Pieris Pharmaceuticals GmbH after the maturity date or upon the occurrence of certain events. The 2014 Bridge Loan included two tranches of available financing: (i) Tranche A of €1,500,000 ($1,815,150) and (ii) Tranche B of €500,000 ($605,050). The Tranche A financing commitment consisted of commitments of (i) €598,400 ($724,124) from OPI III, (ii) €3,751 ($4,539) from Associates III, (iii) €149,705 ($181,158) from Novo, (iv) €126,560 ($153,150) from Global Life KG, (v) €98,440 ($119,122) from Global Life LP, (vi) €225,000 ($272,273) from Gilde, (vii) €97,500 ($117,985) from Forbion, (viii) €150,000 ($181,515) from Baytech Venture Capital GmbH & Co. KG, or Baytech, and (ix) €10,310 ($12,476) from BioM. The Tranche B financing commitment consisted of (i) €199,497 ($241,411) from OPI III, (ii) €1,250 ($1,513) from Associates III, (iii) €49,902 ($60,386) from Novo, (iv) €42,197 ($51,063) from Global Life KG, (v) €32,813 ($39,707) from Global Life LP, (vi) €75,000 ($90,758) from Gilde, (vii) €32,500 ($39,328) from Forbion, (viii) €50,000 ($60,505) from Baytech and (ix) €10,310 ($12,476) from BioM. Forbion, BioM Venture and Baytech, as of the date of execution of the 2014 Bridge Loan, were holders of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH. In June 2014, Pieris Pharmaceuticals GmbH borrowed 67% of Tranche A, which equals €1,000,000 ($1,210,100). The amount borrowed consisted of funds of (i) €398,993 ($482,821) from OPI III, (ii) €2,501 ($3,026) from Associates III, (iii) €99,803 ($120,772) from Novo, (iv) €84,373 ($102,100) from Global Life KG, (v) €65,627 ($79,415) from Global Life LP, (vi) €150,000 ($181,515) from Gilde, (vii) €65,000 ($78,657) from Forbion, (viii) €100,000 ($121,010) from Baytech, and (ix) €6,873 ($8,317) from BioM. Loan amounts outstanding under the 2014 Bridge Loan accrued interest at a rate of 12% per year and had a maturity date of December 31, 2015, after which the loan amounts would accrue interest at a rate of 18% per year. Immediately prior to the 2014 Series C Financing, as defined below, there was €1,000,000 ($1,210,100) outstanding under the 2014 Bridge Loan. In September 2014 and in connection with the 2014 Series C Financing, the stockholder parties to the 2014 Bridge Loan invested the remaining €1,000,000 ($1,210,100) commitment under the bridge loan in cash directly in the 2014 Series C Financing, including funds of (i) €398,994 ($482,823) from OPI III, (ii) €2,500 ($3,025) from Associates III, (iii) €99,803 ($120,772) from Novo, (iv) €84,373 ($102,100) from Global Life KG, (v) €65,627 ($79,415) from Global Life LP, (vi) €150,000 ($181,515) from Gilde, (vii) €65,000 ($78,657) from Forbion, (viii) €100,000 ($121,010) from Baytech, and (ix) €6,874 ($8,318) from BioM, which was treated as new investment under the 2014 Series C Financing, or the Convertible Cash Investment. As of December 17, 2014 and pursuant to the 2014 Series C Financing under which the outstanding indebtedness was converted to equity, there were no amounts outstanding under the 2014 Bridge Loan.

On October 10, 2014, Pieris Pharmaceuticals GmbH entered into an investment agreement and consolidated shareholders’ agreement, each dated October 10, 2014, pursuant to which (i) the aggregate outstanding amounts under the 2012 Bridge Loan, as amended, and 2014 Bridge Loan of €3,000,000 ($3,630,300) were converted into shares of Series C Preferred Stock of Pieris Pharmaceuticals GmbH and (ii) Pieris Pharmaceuticals GmbH received a cash investment, including the Convertible Cash Investment, in the aggregate amount of €5,970,149 ($7,224,477) in consideration for shares of Pieris Pharmaceuticals GmbH’s Series C Preferred Stock, or the 2014 Series C Financing.

The converted bridge loan portion of the 2014 Series C Financing included (a) €2,000,000 ($2,420,200) outstanding under the 2012 Bridge Loan, as amended, including funds of (i) €492,113 ($595,506) from OPI III, (ii) €4,687 ($5,672) from Associates III, (iii) €421,015 ($509,470) from Gilde, (iv) €219,225 ($265,284) from

Forbion, (v) €252,173 ($305,155) from Global Life KG, (vi) €196,145 ($237,355) from Global Life LP, (vii) €199,606 ($241,543) from Novo and (viii) €164,751 ($199,365) from BioM and (b) €1,000,000 ($1,210,100) outstanding under the 2014 Bridge Loan including funds of (i) €398,994 ($482,823) from OPI III, (ii) €2,500 ($3,025) from Associates III, (iii) €99,803 ($120,772) from Novo, (iv) €84,373 ($102,100) from Global Life KG, (v) €65,627 ($79,415) from Global Life LP, (vi) €150,000 ($181,515) from Gilde, (vii) €65,000 ($78,657) from Forbion, (viii) €100,000 ($121,010) from Baytech, and (ix) €6,874 ($8,318) from BioM.

The cash investment portion of the 2014 Series C Financing provided for two tranches of available financing. The first tranche consisted of a cash investment of €3,552,646 ($4,299,057) and the second tranche consisted of a cash investment of €1,417,503 ($1,715,320). In addition, the cash investment portion of the 2014 Series C Financing included €1,000,000 ($1,210,100) from the Convertible Cash Investment as described above. In October to November 2014, the first tranche of the 2014 Series C Financing was consummated, consisting of an issuance of an aggregate of 1,629,469 shares of Series C Preferred Stock, including funds of (i) €2,218,972 ($2,685,178) from OPI III, (ii) €19,843 ($24,012) from Associates III, (iii) €150,000 ($181,515) from Gilde, (iv) €65,000 ($79,657) from Forbion, (v) €84,373 ($102,100) from Global Life KG, (vi) €65,627 ($79,415) from Global Life LP, (vii) €99,803 ($120,772) from Novo, (viii) €6,874 ($8,318) from BioM, (ix) €275,000 ($332,778) from Baytech and (x) €1,492,537 ($1,806,119) from Cadila Healthcare Limited, or Zydus. In November to December 2014, the second tranche of the 2014 Series C Financing was consummated, consisting of the issuance of an aggregate of 234,877 shares of Series C preferred stock including funds of €579,861 ($701,690) from Mark N. Tompkins. Forbion, BioM Venture, Baytech and Zydus, as of the date of execution of the 2014 Series C Financing, were holders of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH.

In the aggregate, as of April 29, 2015, Pieris Pharmaceuticals GmbH has received approximately €51.7 million ($62.6 million) in equity investments from its stockholders as follows: (i) in 2001, seed round financing of €0.6 million ($.7 million); (ii) in 2002, two tranches of Series A financing in an aggregate amount of approximately €12.2 million ($14.8 million); (iii) in 2006, Series A-1 financing of approximately €4.9 million ($5.9 million), (iv) in 2008, two tranches of Series B financing in an aggregate of approximately €25.0 million ($30.3 million) and (v) the 2014 Series C Financing of approximately €9.0 million ($10.9 million). Our stockholders have invested in these activities in the following aggregate amounts: (i) approximately €13.1 million ($15.9 million) from OPI III and Associates III; (ii) approximately €8.0 million ($9.7 million) from Global Life KG and Global Life LP; (iii) approximately €7.9 million ($9.6 million) from Gilde; (iv) approximately €5.4 million ($6.5 million) from Novo; (v) approximately €4.8 million ($5.8 million) from Forbion; (vi) approximately €3.4 million ($4.1 million) from Baytech; (vii) an aggregate of approximately €2.7 million ($3.3 million) from Bio M and BioM Venture, an affiliate of BioM, (viii) approximately €1.5 million ($1.8 million) from Zydus, and (ix) approximately €0.6 million ($0.7 million) from Mark N. Tompkins. Other stockholders invested in aggregate approximately €4.4 million ($5.3 million).

Each of OPI III, Gilde, Forbion, Global Life KG, Global Life LP, Novo, Baytech and Zydus was a holder of more than 5% of the outstanding capital stock of Pieris Pharmaceuticals GmbH prior to the closing of the Acquisition, and each of OPI III, Gilde, Forbion, Global Life KG, Novo, Zydus and Mark N. Tompkins was a holder of more than 5% of the outstanding capital stock of Pieris as of December 17, 2014 giving effect to the Acquisition. After giving effect to the Private Placement and as of April 29, 2015, each of OPI III, Gilde, Global Life KG, Novo, Mark N. Tompkins and Fundamental Strategies is a holder of more than 5% of the outstanding capital stock of Pieris. Former members of the supervisory board of Pieris Pharmaceuticals GmbH are associated with these 5% stockholders as follows: Dr. Michael Sheffery is a Partner Emeritus at OrbiMed Advisors LLC, which is the general partner of Associates III and the sole managing member of OPI III, Dr. Hans A. Küpper is a managing director of The Global Life Sciences Ventures GmbH, which is the general partner of Global Life KG and advisor to Global Life LP, and Edwin de Graaf is the managing director of Glide Healthcare Holding B.V., the parent company of Gilde Agribusiness Management B.V., the manager of Gilde. Further, Chau Khuong, a current member of our Board of Directors and a member of the supervisory board of Pieris Pharmaceuticals GmbH, is also an employee of OrbiMed Advisors LLC. Last, in October 2013, Pieris Pharmaceuticals GmbH

entered into a development and license agreement with Zydus for the preclinical development of PRS-110, pursuant to which Pieris Pharmaceuticals GmbH shares certain commercial rights to PRS-110 with Zydus.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions both in which (i) we are a participant and (ii) any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest. All of the transactions described in this section occurred prior to the adoption of the audit committee charter.

Director Independence

In connection with the closing of the Acquisition, our Board of Directors undertook a review of the composition of our Board of Directors and independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Chau Khuong, Jean-Pierre Bizzari, Michael Richman and Steven Prelack would qualify as “independent” as that term is defined by NASDAQ Listing Rule 5605(a)(2). Stephen S. Yoder would not qualify as “independent” under applicable NASDAQ Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our Chief Executive Officer. In making such determinations, our Board of Directors considered the relationships that each of our non-employee directors has with our company and all other facts and circumstances deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Subject to some exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent director” if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). Additionally, in order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board of Directors, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries.

ELECTION OF DIRECTORS

(Notice Item 1)

On April 8, 2016 the Board of Directors nominated Chau Khuong and Steven Prelack for election at the annual meeting. The Board of Directors currently consists of five members, classified into three classes as follows: Stephen S. Yoder and Michael Richman constitute a class with a term ending in 2017; Dr. Jean-Pierre Bizzari constitutes a class with a term ending in 2018; and Chau Khuong and Steven Prelack constitute a class with a term which expires at the upcoming annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to nominate Chau Khuong and Steven Prelack for election at the annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until their respective successors are duly elected and qualified. The Class I director (Dr. Jean-Pierre Bizzari) and the Class III directors (Stephen S. Yoder and Michael Richman) will serve until the annual meeting of stockholders to be held in 2018 and 2017, respectively, and until their respective successors have been duly elected and qualified.

Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of Chau Khuong and Steven Prelack. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in such nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

Each director nominee must be elected by an affirmative vote of a plurality of shares cast at the annual meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF CHAU KHUONG AND STEVEN PRELACK AS A DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

TO APPROVE THE COMPANY’S 2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY

INCENTIVE PLAN

(Notice Item 2)

General

We are requesting that you vote to approve the Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan (the “2016 Plan”), which our Compensation Committee and our Board of Directors have unanimously approved, subject to your approval at our annual meeting of stockholders. The 2016 Plan is intended to replace our 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”), which will be terminated if we receive stockholder approval of the 2016 Plan. The 2016 Plan authorizes the issuance of up to 3,750,000 shares of our common stock pursuant to awards to be granted under the 2016 Plan. In addition, the 2016 Plan will allow additional shares to be issued if awards outstanding under the 2014 Plan are cancelled or expire on or after June 28, 2016. The 2016 also includes the following changes from the 2014 Plan:

•	No Evergreen Share Increase — eliminates the “evergreen” feature pursuant to which the number of shares reserved for issuance under the 2014 Plan is automatically replenished each year;

•	Authorizes Performance Awards in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) — allows us to maximize corporate deductibility of executive compensation to the extent that it may be desirable to do so as discussed in more detail below,

•	Eliminate Repricing without Stockholder Approval — provides that our board of directors may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right, cancel any outstanding stock option or stock appreciation right in exchange for a replacement stock option or stock appreciation right having a lower exercise or strike price or for any other stock award or for cash, or otherwise “reprice” a stock option or stock appreciation right as defined in the stockholder approval rules of The NASDAQ Stock Market or under generally accepted accounting principles.

As of May 18, 2016, 3,777,063 options to purchase shares of our common stock were outstanding under the 2014 Plan, no restricted stock units were outstanding under the 2014 Plan and 417,937 shares remained available for future grants. The 2014 Plan will terminate upon stockholder approval of the 2016 Plan and no additional grants will be made.

As of May 18, 2016, the equity overhang, represented by all awards outstanding plus those available for future grant under the 2014 Stock Plan, was 9.53%. The equity overhang from all awards outstanding and shares available for issuance would be 15.89% assuming approval of the 2016 Plan. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options plus shares available for future grant divided by (a) common shares outstanding plus (b) shares in the numerator.

The 2016 Plan is being submitted to you for approval at the annual meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of Code, and (ii) eligibility to receive a federal income tax deduction for certain compensation to be received by executive officers under the 2016 Plan by complying with Section 162(m) of the Code. Approval by our stockholders of the 2016 Plan is also required by the Nasdaq Stock Market Listing Standards.

The 2016 Plan is structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent desirable, the tax deduction available to us for certain awards we grant under the 2016 Plan. Section 162(m) of the Code generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of its covered employees unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. As Section 162(m) is interpreted by the Internal Revenue Service, because we are currently considered a “smaller reporting company” under SEC rules, our “covered employees” for purposes of Section 162(m) are currently our chief executive officer and our next two most highly compensated executive officers. At such time as we are no longer considered a smaller reporting company, our covered employees will be our chief executive officer and our three other most highly compensated executive officers (other than our chief financial officer). In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based compensation exception, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The 2016 Plan provisions regarding eligibility and the maximum amount of compensation that may be granted during any calendar year are described below under “Eligibility” and Shares Available for Issuance” and the performance goals are described below under “Performance Goals.”

Our Board, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2016 Plan will maintain and enhance the key policies and practices adopted by our management, the Compensation Committee and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the adoption of the 2016 Plan is essential to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the 2016 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2016 Plan.

The following is a brief summary of the 2016 Plan. This summary is qualified in its entirety by reference to the text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Features of the 2016 Plan.

Eligibility. The 2016 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2016 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2016 Plan. As of May 18, 2016, there are approximately 45 individuals who will be eligible to participate in the 2016 Plan.

Shares Available for Issuance. The 2016 Plan provides for the issuance of up to 3,750,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2014 Plan are cancelled or expire on or after the date of the annual meeting. Generally shares of common stock reserved for awards under the 2016 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. The 2016 Plan provides that no participant may receive awards for more than 1,500,000 shares of common stock in any fiscal year.

Performance Goals. In order for the Company to have the ability to grant awards under the 2016 Plan that qualify as “performance-based compensation” under Section 162(m) of the Code, the 2016 Plan provides that our Compensation Committee may require that the vesting of certain 2016 plan awards (other than stock options and SARs) be conditioned on the satisfaction of performance criteria related to objectives of the Company, an affiliate of the Company or a division or strategic business unit of the Company in which the relevant participant is employed, such as: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total shareholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. As discussed above, if we determine to make awards under the 2016 Plan subject to the attainment of these performance goals, the Compensation Committee intends that compensation paid under the 2016 Plan will not be subject to the deductibility limitation imposed under Section 162(m) of the Code.

Stock Options. Stock options granted under the 2016 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and may not have a term longer than ten years. However, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the incentive stock option may not be longer than five years. Non-qualified options may not have a term longer than ten years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2016 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Termination of Service. Unless otherwise provided by the administrator or in an award agreement, upon a termination of a participant’s service, all unvested options then held by the participant will terminate and all other unvested awards will be forfeited.

Plan Administration. In accordance with the terms of the 2016 Plan, our Board of Directors has authorized our Compensation Committee to administer the 2016 Plan. In accordance with the provisions of the 2016 Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2016 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2016 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that, without the prior approval of our stockholders, options will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted option and will not be exchanged for cash.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2016 Plan, as to some or all outstanding awards:

•	provide that outstanding options will be assumed or substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction;

•	provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the administrator’s discretion, any such options being made partially or fully exercisable;

•	terminate outstanding options in exchange for payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable (or, in the administrator’s discretion, any such options being made partially or fully exercisable) and (b) the aggregate exercise price of those options;

•	provide that outstanding awards will be assumed or substituted for shares of the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the corporate transaction; and

•	terminate outstanding stock grants in exchange for payment of any amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock grant is no longer subject to any forfeiture or repurchase rights (or, at the administrator’s discretion, all forfeiture and repurchase rights being waived upon the corporate transaction).

Amendment and Termination. The 2016 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of the Nasdaq Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of Plan. The 2016 Plan will expire by its terms on April 8, 2026.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2016 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2016 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the 2016 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Limitation on Our Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the 2016 Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 a year (other than for performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code.) If stockholders approve the 2016 Plan, certain grants under our 2016 Plan, may qualify as performance-based compensation.

New Plan Benefits

Other than the option grant to Darlene Deptula-Hicks, our Chief Financial Officer, discussed below that was previously issued under the 2016 Plan subject to cancellation if the 2016 Plan is not approved, the amounts of future grants under the 2016 Plan are not determinable as awards under the 2016 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2016 Plan or the amount or types of any such awards.

Option Grant to Chief Financial Officer

The Company entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Darlene Deptula-Hicks, the Chief Financial Officer and Senior Vice President of the Company, on September 1, 2015, pursuant to which the Company granted Ms. Deptula-Hicks an option (the “Option”) to purchase 450,000 shares of the Company’s common stock at an exercise price of $2.80 per share, equal to the closing price on NASDAQ Capital Market of a share of our common stock on September 1, 2015, the date of grant. The Option vests over four years with 6.25% of the shares vesting on Ms. Deptula-Hicks’ start date and the remaining 93.75% of the shares vesting in equal installments each quarter thereafter, but will not be exercisable until stockholder approval of the 2016 Plan and if such stockholder approval is not obtained, the Option will be cancelled and be of no further effect. The Option was transferred to our 2016 Employee, Director and Consultant Equity Incentive Plan in connection with the adoption of the plan.

On May 18, 2016 the closing price per share of our common stock was $1.72 per share as reported by the NASDAQ Capital Market.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to approve the 2016 Plan.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF PIERIS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed Ernst & Young LLP, or EY LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2016. Effective on April 4, 2016, the Company dismissed Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, or EY GmbH, as our independent registered public accounting firm engaged to audit our financial statements and accordingly engaged EY LLP as the Company’s new independent registered public accounting firm to act as the principal accountant to audit the Company’s financial statements.

The Board proposes that the stockholders ratify this appointment. We expect that representatives of EY LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. The Board felt it appropriate to change from E&Y GmbH, the German member firm of Ernst & Young Global Limited that has traditionally serviced the company, to EY LLP, the U.S. member firm, Ernst & Young LLP, in connection with the Company’s migration to becoming a U.S.-centered biotechnology company.

In deciding to appoint EY LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY LLP and concluded that EY LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2016.

During the fiscal years ended December 31, 2015 and 2014 and the subsequent period through April 7, 2016, there were been no disagreements with E&Y GmbH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y GmbH, would have caused E&Y GmbH to make reference to the matter in their reports on the Company’s consolidated financial statements for such periods.

The following table presents fees for professional audit services rendered by EY GmbH for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by EY GmbH during those periods.

	2015	2014
Audit fees:(1)	$396,873	$274,503
Audit related fees:(2)	5,104	5,886
Tax fees:	—	—
All other fees:	—	—
Total	$401,977	$280,389

(1)	Audit fees consisted of audit work performed on the annual financial statements, review of quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements, Current Reports on Form 8-K and related amendments and statutory audits.
(2)	Audit related fees consisted principally of fees relating to an audit for Pieris Pharmaceuticals GmbH regarding the FP7 Grant Agreement, which is described in more detail under “Certain Relationships and Related Person Transactions.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed on the annual financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget at year end by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of EY LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a Code of Ethics and Whistler Blower Policy that applies to all of our employees, including our chief executive officer and acting chief financial and accounting officer. The code of conduct and ethics is posted on our website at www.pieris.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2017 annual meeting of stockholders, we must receive stockholder proposals by January 31, 2017. To be considered for presentation at the 2017 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 28, 2017 and no later than March 30, 2017. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received not earlier than 120 days and not later than (i) 90 days prior such annual meeting or (ii) ten calendar days following the date on which public disclosure of the date of the meeting is first made. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2017 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review our Amended and Restated Bylaws which also specify requirements as to the form and content of a stockholder’s notice. All stockholder proposals should be marked for the attention of Corporate Secretary, Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109.

Boston, Massachusetts

May 31, 2016

Appendix A

PIERIS PHARMACEUTICALS, INC.

2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Pieris Pharmaceuticals, Inc., a Nevada corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Director means a member of the Board of Directors.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or Director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, Director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total shareholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an Affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. Each of the foregoing Performance Goals shall be evaluated in an objectively determinable manner in accordance with Section 162(m) of the

Code and in accordance with generally accepted accounting principles where applicable, unless otherwise specified by the Committee, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles provided that any such change shall at all times satisfy the provisions of Section 162(m) of the Code.

Plan means this Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Grant means a grant by the Company of Shares under the Plan, which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and Directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 3,750,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after June 28, 2016, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan; provided, however, that no more than 3,200,000 Shares shall be added to the Plan pursuant to subsection (ii).

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Notwithstanding the foregoing, the Board of Directors may not take any action that would cause any outstanding Stock Right that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, Directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,500,000 Shares be granted to any Participant in any fiscal year;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e) Determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(f) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(g) Make any adjustment in the Performance Goals included in any Performance-Based Awards provided that such adjustments comply with the requirements of Section 162(m) of the Code; and

(h) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs and in accordance with Section 162(m) of the Code for all other Stock Rights to which the Committee has determined Section 162(m) is applicable. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any Director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, Director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, Director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, Directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in a Stock Grant Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Stock Grant Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Nevada Revised Statutes, if any, on the date of the grant of the Stock Grant;

(b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in a Stock-Based Award Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock-Based Award Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Stock-Based Award Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE BASED AWARDS.

Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, Stock Rights granted under Paragraph 7 and Paragraph 8 may be granted by the Committee in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee. The number of shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period. Nothing in this Section shall prohibit the Company from granting Stock-Based Awards subject to performance criteria that do not comply with this Paragraph 9.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph 10 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A STOCKHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 13. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, Director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph 14, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18, a Participant to whom a Stock Grant or Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, Director or Consultant of the Company or any Affiliate.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, Director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 19, 20, and 21 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, Director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, Director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, Director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events and the Performance Goals applicable to outstanding Performance-Based Awards.

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

(f) Modification of Performance-Based Awards. Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as “performance based compensation” under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or disability of the Participant.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on April 8, 2026 the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers and in order to continue to comply with Section 162(m) of the Code. Other than as set forth in Paragraph 24 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 24.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement referred herein shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

35.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Nevada, without giving effect to the conflict of law principles thereof.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on Tuesday, June 28, 2016.

Vote by Internet • Go to www.investorvote.com/PIRS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Chau Khuong and Steven Prelack as Directors of the Company.

+

	For	Withhold		For	Withhold
01 - Chau Khuong	☐	☐	02 - Steven Prelack	☐	☐

		For	Against	Abstain

2.	Proposal to approve the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.

By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statement electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

255 STATE STREET, 9TH FLOOR

BOSTON, MA 02109

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 28, 2016

This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Stephen S. Yoder and Darlene Deptula-Hicks, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Pieris Pharmaceuticals, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, to be held at 9:00 am on Tuesday, June 28, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at 666 Third Avenue, New York, NY 10017, 32nd Floor, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when properly executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of Directors, FOR Proposals 2 and 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!